UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013

STAPLES, INC.
(Exact name of registrant as specified in charter)
Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On May 22, 2013, Staples, Inc. announced its financial results for the quarter ended May 4, 2013.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events

Our investors and others should note that we currently announce material information to our investors using SEC filings, press releases, public conference calls and webcasts.   We use these channels as well as social media to announce information about the company, key personnel, new products and services, trends, new marketing campaigns, corporate initiatives and other issues.  Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors and others that, in the future, we might choose to communicate certain information via social media channels and it is possible that the information we post on social media channels could be deemed to be material information.  Therefore, we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on the U.S. social media channels listed below:

Staples Facebook Page (https:facebook.com/staples)

Staples Twitter Feed (https://twitter.com/staples)

Any updates to the list of social media channels we will use to communicate material information will be posted on the Investor Relations page of the company’s website at staples.com.

Item 9.01     Financial Statements and Exhibits

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2013	Staples, Inc.

		By:	/s/ Christine T. Komola
Christine T. Komola
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 22, 2013.